Exhibit 10.2

Exhibit 10.2

Exhibit 10.2

Exhibit 10.2

Exhibit 10.2

Exhibit 10.2

Exhibit 10.2

LOW POWER TELEVISION

GLADSTONE, MICHIGAN
Channel 51

Maximum effective radiated power (erp): 1 kW
Facility ID: 127428
Call Sign: W51DP

Permit File Number:
BNPTTL-20000830AHQ

TABLE OF CONTENTS

OVERVIEW OF GLADSTONE, MI

Gladstone, named for British Prime Minister William Gladstone, is in Delta County, which is at the crossroads of Michigan's Upper Peninsula. Physically separated from the Lower Peninsula by the Straits of Mackinac, the UP comprises nearly 29% of Michigan's area but only 3.3% of its population. Delta County, one of fifteen counties in the UP, is located 450 miles from Detroit and a mere 60 miles from the Wisconsin border. These facts contribute to a unique atmosphere enjoyed by residents and visitors alike.

South Central Upper Michigan is frequently referred to as the "Banana Belt" because of the temperate climate, much milder than the rest of the Upper Peninsula. The image of the cold, frozen north is dispelled by the statistics-50" of snowfall per year in Delta County compared to the 200+ inches along the shore of Lake Superior to the north.

There is something for everyone in Delta County-whether it be work, residence, recreation or education. Delta County offers a variety of lifestyles, from remote rural settings surrounded by woods to lakefront or lakeview homes and in-town neighborhoods where schools, museums, theaters and shopping are a short distance away. Employment opportunities exist for those willing to work or to obtain the training that is readily available. Varied recreational pursuits can be enjoyed in any season of the year. Excellent K-12 school systems and the offerings of Bay de Noc Community College provide young and old the opportunity for growth.

United States of America

FEDERAL COMMUNICATIONS COMMISSION
LOW POWER TELEVISION/TELEVISION TRANSLATOR
BROADCAST STATION CONSTRUCTION PERMIT

Authorizing Official:

Official Mailing Address:

DEAN M. MOSELY
P. O. BOX 3042

JENA LA 71342

Facility Id: 127428

Call Sign: W51DP

Permit File Number: BNPTTL-20000830AHQ

Hossein Hashemzadeh
Associate Chief
Video Division
Media Bureau

Grant Date: May 04, 2004

This permit expires 3:00 a.m. local time, 36 months after the grant date specified above.

Subject to the provisions of the Communications Act of 1934, as amended, subsequent acts and treaties, and all regulations heretofore or hereafter made by this Commission, and further subject to the conditions set forth in this permit, the permittee is hereby authorized to construct the radio transmitting apparatus herein described. Installation and adjustment of equipment not specifically set forth herein shall be in accordance with representations contained in the permittee's application for construction permit except for such modifications as are presently permitted, without application, by the Commission's Rules.

Commission rules which became effective on February 16, 1999, have a bearing on this construction permit. See Report & Order, Streamlining of Mass Media Applications, MM Docket No. 98-43, 13 FCC RCD 23056, Para. 77-90 (November 25, 1998); 63 Fed. Reg. 70039 (December 18, 1998). Pursuant to these rules, this construction permit will be subject to automatic forfeiture unless construction is complete and an application for license to cover is filed prior to expiration. See Section 73.3598.

Equipment and program tests shall be conducted only pursuant to Sections 73.1610 and 73.1620 of the Commission's Rules.

Name of Permittee: DEAN M. MOSELY

Station Location: MI-GLADSTONE

Frequency (MHz): 692 - 698 Offset: ZERO

Channel: 51

Hours of Operation: Unlimited

Transmitter: Type Accepted. See Sections 74.750 of the Commission's Rules.

Antenna type: (directional or non-directional): Non-Directional

Description: PSI PSILP801

Major lobe directions (degrees true): Not Applicable

Antenna Coordinates:	North Latitude:	45 deg	51 min	49 sec
	West Longitude:	87 deg	02 min	17 sec

Maximum Effective Radiated Power (ERP) Towards Radio Horizon: 1 kW

Maximum ERP in any Horizontal and Vertical Angle: 1 kW

Height of radiation center above ground: 56 Meters

Height of radiation center above mean sea level: 274.8 Meters

Antenna structure registration number: 1006774

Overall height of antenna structure above ground (including obstruction lighting if any) see the registration for this antenna structure.

Special operating conditions or restrictions:

1 The authorization of a license to operate this station is conditioned upon the use of a transmitter that has been type accepted or meets Commission type acceptance requirements at a visual carrier frequency tolerance of plus/minus 1 kHz. In the event the transmitter has not been type accepted at this tolerance, the permittee shall, in the license application, provide full engineering data that demonstrates compliance with Section 74.750 (c)(3)(iii) of the Commission's Rules.

2 This authorization is subject to the condition that low power television is a secondary service, and that low power television and television translator stations must not cause interference to the reception of existing or future full service television stations on either allotted NTSC or DTV channels, and must accept interference from such stations.

*** END OF AUTHORIZATION ***

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DEPOSIT AGREEMENT

THIS AGREEMENT is made this ______ day of ________, 2004, by and between Dean M. Mosely (hereinafter referred to as "Seller") and __________________ (hereinafter referred to as "Buyer").

WHEREAS, Buyer has agreed to buy the LPTV Construction Permit ("CP") described as W51DP, Gladstone, Michigan, for a purchase price of $15,000;

THEREFORE, for and in consideration of the mutual covenants expressed herein, the parties agree as follows:

1. Buyer shall deposit with Seller three thousand dollars ($3,000), which represents 20% of the sales price of the CP.

2. The parties shall execute a purchase agreement for the CP on or before thirty (30) days from the date of Buyer's deposit. At closing, Buyer shall receive a credit on the Purchase Price in the amount of the Deposit.

3. If the purchase agreement is not executed within thirty (30) days, Seller may retain the full amount of the Deposit.

SIGNED on this _____ day of ___________, 2004.

SELLER: ____________________

Dean M. Mosely

BUYER: ____________________